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                                                             EXHIBIT NO. 99.1(f)


                              MFS SERIES TRUST VII

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


      The undersigned, being a majority of the Trustees of MFS Series Trust VII (the "Trust"), a Massachusetts business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated January 18, 1995, as amended (the "Declaration"), acting pursuant to
Section 6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:


      1. The series designated as MFS World Governments Fund shall be redesignated as MFS Global Governments Fund.

      Pursuant to Section 6.9(e) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.